UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2013

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MEDICAL ALARM CONCEPTS HOLDING , INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-153290	26-3534190
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

200 West Church Road, Suite B, King of Prussia, PA
(Address of Principal Executive Offices) (Zip Code)

(877) 639-2929
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On February 25, 2013, the Company signed a supply and services contract with Coventry Health Care, Inc., (NYSE: CVH) a diversified national insurer in the United States located in Bethesda, Maryland, which operates health plans, insurance companies, network rental and workers’ compensation services companies.

Medical Alarm Concepts Holding, Inc. will become a provider of personal medical alarms for Coventry.

Under the terms of the agreement, Coventry Health Care, Inc. will offer the Company’s MediPendant® product and monthly monitoring services to subscribers of selected healthcare programs provided by Coventry. Additionally, the Company’s MediPendant® product has been, or may be, included in their dual demonstration programs (Medicare and Medicaid) related contracts on which Coventry Health Care, Inc. may bid.

The Company is expecting this contract to generate growth in revenue and earnings. As a result of gaining the contract, the Company plans to expand its business operations in the areas of manufacturing, financial management, research & development, and logistics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2013	Medical Alarm Concepts Holdings, Inc.
	By	/s/ Ronnie Adams
Name: Ronnie Adams Title: